Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler, Corp PR
Voice:	610.676.2024	610.676.1932	610.676.1440
E-mail	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com
Pages:	Seven

SEI Investments Reports First-Quarter 2007 Results

Net Income up 15%

OAKS, Pa., April 25, 2007 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for first-quarter 2007, reporting increases in revenues, net income and earnings per share, compared to the corresponding period for the prior year.

Consolidated Overview (In thousands, except earnings per share)	For the Three Months Ended March 31,
	2007	2006	%
Revenues	$322,725	$277,133	16%
Net Income Before Taxes	100,919	86,740	16%
Net Income	63,377	54,906	15%
Diluted Earnings Per Share	$.62	$.54	15%

"We are satisfied with our quarterly results, especially since we are shifting into the execution stage of our new strategies,” said Alfred P. West, Jr., SEI Chairman and CEO.

“We continue to be encouraged by the successful beta of the global wealth platform. The investments we are making are on schedule and our transformation is well underway. In the long run, we remain firm in our belief that what we are doing will help us provide our clients with increased opportunities for success and allow us to grow our future revenues and profits more rapidly.”

Summary of First-Quarter Results by Business Segment

	For the Three Month Period Ended March 31,
(In thousands)	2007	2006	%
Private Banks:
Revenues	$97,738	$88,302	11%
Expenses	77,993	64,532	21%

Operating Profit	$19,745	$23,770	(17%)
Operating Margin	20%	27%

Investment Advisors:
Revenues	61,563	55,297	11%
Expenses	29,374	26,217	12%

Operating Profit	32,189	29,080	11%
Operating Margin	52%	53%

Institutional Investors:
Revenues	46,629	38,528	21%
Expenses	28,173	24,450	15%

Operating Profit	18,456	14,078	31%
Operating Margin	40%	37%

Investment Managers:
Revenues	33,994	27,285	25%
Expenses	24,902	22,473	11%

Operating Profit	9,092	4,812	89%
Operating Margin	27%	18%

Investments in New Businesses:
Revenues	1,630	1,687	(3%)
Expenses	4,852	5,560	(13%)

Operating Loss	(3,222)	(3,873)	17%
Operating Margin	n/a	n/a

LSV:
Revenues	81,171	66,034	23%
Expenses (1)	49,897	40,938	22%

Operating Profit	31,274	25,096	25%
Operating Margin	39%	38%

Consolidated Segment Totals:
Revenues	$322,725	$277,133	16%
Expenses	215,191	184,170	17%

Operating Profit	$107,534	$92,963	16%
Operating Margin	33%	34%

(1)	Includes $42,672 and $34,293 for the three month period ended March 31, 2007 and 2006, respectively, of minority interest to the other partners of LSV.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three month periods ended March 31, 2007 and 2006 are as follows:

	Three months ended March 31,
	2007	2006
Total operating profit from business segments	$107,534	$92,963

Corporate overhead expenses	(10,127)	(9,922)
Minority interest reflected in segments	43,592	35,616
LSV Employee Group Expenses (1)	(1,820)	(1,806)

Income from operations	$139,179	$116,851

(1)	Includes $1,805 of Amortization expense related to intangible assets. The amortization is offset through Minority interest since SEI does not have any ownership in LSV Employee Group LLC.

First-Quarter Business Commentary:

•

First-quarter results reflect the consolidation of all of SEI’s banking business into the Private Banks segment. This consolidation has a positive effect on revenue growth rates and a negative effect on operating margins when compared to the Private Bank and Trust segment as reported in prior years.

•	For the first time, year over year revenue comparisons reflect the consolidation of LSV in both reporting periods; resulting in more normal year over year revenue growth for the company.

•

The company’s percentage ownership in LSV remained at 43 percent. In the first-quarter 2007, the company recognized $31.3 million as its portion of the earnings from LSV versus $25.1 million in first-quarter 2006.

•	All other major business segments reported double digit revenue gains versus year ago.

•	The Investment Advisors, Institutional Investors, Investment Managers and LSV segments all realized double digit operating profit growth versus year ago levels.

•	The tax rate for the first-quarter 2007 was just over 37%.

•	Assets under management grew by $8.5 billion during first-quarter 2007 to $190.0 billion.

•	In the first-quarter 2007, SEI purchased 743,400 shares of its common stock for $45.3 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EDT on April 25, 2007. Investors may listen to the call at www.seic.com, or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 870768.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of March 31, 2007, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $382.4 billion in mutual fund and pooled assets and manages $190.0 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2007	2006
Asset Management, admin. and distribution fees	$256,398	$213,712
Information processing and software servicing fees	54,232	50,246
Transaction–based and trade execution fees	12,095	13,175

Total Revenues	322,725	277,133

Commissions and Fees	42,637	35,638
Compensation, benefits and other personnel	84,278	75,679
Consulting, outsourcing and professional fees	20,879	18,078
Data processing and computer related	10,767	8,598
Facilities, supplies and other costs	17,560	15,035
Depreciation and amortization	7,425	7,254

Total Expenses	183,546	160,282

Income from operations	139,179	116,851

Minority Interest	(40,734)	(32,956)
Net loss on investments	(316)	(242)
Interest income	4,051	2,654
Interest expense	(1,261)	(1,155)
Other income	—	1,588

Income before taxes	100,919	86,740

Income taxes	37,542	31,834

Net income	$63,377	$54,906

Diluted earnings per common share	$.62	$.54

Shares used to calculate diluted earnings per common share	102,351	101,311

Basic earnings per common share	$.64	$.56

Shares used to calculate basic earnings per common share	98,957	98,758

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	(unaudited) March 31, 2007	December 31, 2006
Assets

Cash and short-term investments	$271,485	$286,948
Restricted Cash	10,250	10,250
Receivables	250,869	244,599
Securities owned	16,558	16,431
Other current assets	30,293	28,245

Total current assets	579,455	586,473

Property and Equipment, net	134,435	130,732
Investments available for sale	75,560	71,690
Capitalized Software, net	197,044	180,014
Goodwill	22,842	22,842
Intangible asset	65,922	67,836
Other assets	21,456	20,118

Total assets	$1,096,714	$1,079,705

Liabilities

Current liabilities	$148,355	$196,127
Long-term debt	62,719	67,538
Deferred income taxes	79,871	76,148
Other long term liabilities	10,091	—
Minority Interest	117,269	109,380

Shareholders’ Equity	678,409	630,512

Total liabilities and shareholders’ equity	$1,096,714	$1,079,705

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Mar. 31, 2006	Jun. 30, 2006	Sep. 30, 2006	Dec. 31, 2006	Mar. 31, 2007
Private Banks:
Equity/Fixed Income prgms.	$14,322	$14,517	$15,055	$16,806	$18,196
Collective Trust Fund prgm.	1,581	1,459	1,460	1,251	1,148
Liquidity funds	7,139	7,627	7,707	8,513	8,241

Total assets under mgmt.	$23,042	$23,603	$24,222	$26,570	$27,585

Client assets under admin.	19,775	19,210	15,001	14,738	14,864

Total assets	$42,817	$42,813	$39,223	$41,308	$42,449

Investment Advisors:
Equity/Fixed Income prgms.	$31,815	$30,948	$32,205	$34,096	$35,225
Collective Trust Fund prgm.	2,482	2,473	2,425	2,480	2,491
Liquidity funds	1,017	1,306	1,263	1,421	1,404

Total assets under mgmt.	$35,314	$34,727	$35,893	$37,997	$39,120

Institutional Investors:
Equity/Fixed Income prgms.	$32,083	$32,709	$34,674	$37,720	$39,504
Collective Trust Fund prgm.	1,157	1,147	1,150	1,081	1,078
Liquidity funds	4,076	3,823	4,167	3,371	5,072

Total assets under mgmt.	$37,316	$37,679	$39,991	$42,172	$45,654

Investment Managers:
Equity/Fixed Income prgms.	$33	$34	$34	$30	$29
Collective Trust Fund prgm.	9,096	8,923	9,009	8,675	8,300
Liquidity funds	505	363	253	215	178

Total assets under mgmt.	$9,634	$9,320	$9,296	$8,920	$8,507
Client assets under admin.	151,688	153,406	161,000	170,344	177,520

Total assets	$161,322	$162,726	$170,296	$179,264	$186,027

Investments in New Businesses:
Equity/Fixed Income prgms.	$617	$626	$685	$805	$843
Liquidity funds	67	49	64	53	43

Total assets under admin	$684	$675	$749	$858	$886

LSV Asset Management
Equity/Fixed Income prgms.	$54,128	$55,687	$58,785	$64,970	$68,225

Consolidated:
Equity/Fixed Income prgms (A,B)	$132,998	$134,521	$141,438	$154,427	$162,022
Collective Trust Fund prgm.	14,316	14,002	14,044	13,487	13,017
Liquidity funds (B)	12,804	13,168	13,454	13,573	14,938

Total assets under mgmt.	$160,118	$161,691	$168,936	$181,487	$189,977

Client assets under admin.	171,463	172,616	176,001	185,082	192,384

Total assets	$331,581	$334,307	$344,937	$366,569	$382,361

(A)	Equity/Fixed Income programs include $3,646 of assets invested in SEI’s Asset Allocation Funds at 3/31/07
(B)	In addition to the numbers presented, SEI also administers an additional $9,115 in Funds of Funds assets (as of March 31, 2007) on which SEI does not earn an administration fee.